UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2006 (February 27, 2006)

BUSINESS DEVELOPMENT SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32433	84-1300072
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

c/o Shixin Enterprise Application Software (Shanghai) Co., Ltd.
28/F., Citigroup Tower, 33 Huanyuanshiqiao Rd., Pudong, Shanghai, China, 200120
(Address of Principal Executive Offices)

(01186)-21-5878 7297
Registrant’s Telephone Number, Including Area Code:

AMCO TRANSPORT HOLDINGS, INC.
201 S. Lake Avenue, Suite 302
Pasadena, CA 91101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 5, 2006, by a joint written consent of the board of directors of the Registrant and Mr. Shu Keung Chui, the record holder 72.2% of the Registrant’s issued and outstanding common stock (the “Controlling Stockholder”), the board of directors and the Controlling Stockholder approved an amendment of the Registrant’s Certificate of Incorporation (the “Amendment”) to (i) change its corporate name to “Business Development Solutions, Inc.” and (ii) effect a one-for-five reverse split of the outstanding shares of the common stock of the Registrant.

On February 27, 2006 the Amendment was filed with the Secretary of State of the State of Delaware and became effective. The new CUSIP number for the Registrant’s common stock is 12325D 10 4. The Registrant’s common stock will be quoted on the Over The Counter Bulletin Board under the new symbol “BDEV.OB”. A copy of the Amendment is attached to this report as Exhibit 3.1.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Development Solutions, Inc.

Date: March 1, 2006

/s/ Shu K. Chui
President and Chief Executive Officer

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EXHIBIT INDEX

Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation